EXHIBIT 11

              Statement Regarding Computation of Per Share Earnings

               Three and Nine Months Ended March 31, 2001 and 2000

                (Dollars in thousands, except per share amounts)

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
                                                                 Three months ended              Nine months ended
                                                                     March 31,                       March 31,
                                                            -----------------------------   -----------------------------
                                                                2001             2000            2001           2000
                                                            -------------  --------------   -------------  --------------

Net income............................................. .          $3,039         $3,224          $9,248          $9,629
                                                            =============  =============   =============   =============

Number of shares outstanding:
Weighted average shares issued......................... .      11,900,000     11,900,000      11,900,000      11,899,790
Less: Weighted average shares held in treasury......... .       3,956,429      3,379,164       3,819,752       3,196,297
Less: Average shares held by the ESOP.................. .         952,000        952,000         952,000         952,000
Plus: ESOP shares released or committed to be
          released during the fiscal year.............. .         565,766        463,749         539,622         439,508
                                                            -------------  -------------   -------------  --------------
Average basic shares................................... .       7,557,337      8,032,585       7,667,870       8,191,001
Plus: Average common stock equivalents................. .         539,156        508,033         469,570         492,855
                                                            -------------  -------------   -------------  --------------
Average diluted shares................................. .       8,096,493      8,540,618       8,137,440       8,683,856
                                                            =============  =============   =============  ==============

Earnings per common share:
        Basic.......................................... .          $0.40           $0.40           $1.21          $1.18
                                                            ============   =============   =============  =============
        Diluted........................................ .          $0.38           $0.38           $1.14          $1.11
                                                            ============   =============   =============  =============
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